UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.  )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

EXELIXIS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

Exelixis, Inc. (the “Company”) is filing this updated slide to correct a typographical error that was included on slide 6 of the investor presentation filed by the Company as additional definitive proxy soliciting materials under Schedule 14A with the Securities and Exchange Commission on May 15, 2023.

Forward-Looking Statements

This presentation, including any oral presentation accompanying it, contains forward-looking statements, including, without limitation, statements related to: Exelixis’ commitment to creating long-term, sustainable value for shareholders with a disciplined R&D and capital allocation strategy and leveraging the company’s strengths in drug discovery, clinical development and commercialization to advance medicines designed to improve the standard of care for cancer patients and help them to recover stronger and live longer; Exelixis’ strategy to expand and defend its successful CABOMETYX franchise, including continued momentum and growth for CABOMETYX in light of data from CheckMate -9ER and aggressive defense of the cabozantinib IP estate, as well as completing enrollment and reporting pivotal top-line data from CONTACT-02 in the second half of 2023 and reporting the next OS analysis from COSMIC-313 by YE 2023; the therapeutic and clinical potential of zanzalintinib, including an optimized PK profile and differentiated adverse event profile, as well as Exelixis’ clinical development plans for zanzalintinib, which will be based on Exelixis’ experience with cabozantinib and will include the initiation of additional phase 3 studies in 2023; the therapeutic and clinical potential of XB002, including differentiation across all aspects of ADC technology, potential activity beyond that of TIVDAK, a potentially improved adverse event profile versus TIVDAK and the opportunity for broad development, as well as Exelixis’ clinical development plans for XB002, including entering XB002 into full development in 2023; Exelixis’ belief that zanzalintinib will have worldwide rights with IP protection into the 2040s, and that both zanzalintinib and XB002 will be drivers of revenue growth into the 2030s; Exelixis’ strategy for capital- and time-efficient investments in its early-stage pipeline by leveraging its internal capabilities and external network, as well as continuing to supplement the pipeline with early-stage clinical assets through back-end loaded option deals that “pay for success” rather than acquisitions; the therapeutic and clinical potential for ADU-1805 to be a best-in-class mAb targeting SIRPa, including the opportunity for broad development with activity against all human alleles of SIRPa, unlike other SIRPa therapies; Exelixis’ belief that execution on its diverse pipeline will lead to the company’s next wave of wholly owned cancer drugs and generate long-term growth, with anticipation of multiple pipeline programs progressing to INDs across both biotherapeutics and small molecules; Exelixis’ list of anticipated milestones for 2023 and summary of key 2023 corporate objectives; Exelixis’ 2023 product revenue guidance for the cabozantinib franchise and 2023 R&D spend guidance for its clinical-stage and drug discovery programs; Exelixis’ Board refreshment plans in 2024 and 2025; and other statements that are not historical facts. Any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements and are based upon Exelixis’ current plans, assumptions, beliefs, expectations, estimates and projections. Forward-looking statements involve risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of these risks and uncertainties, which include, without limitation: the degree of market acceptance of CABOMETYX and other Exelixis products in the indications for which they are approved and in the territories where they are approved, and Exelixis’ and its partners’ ability to obtain or maintain coverage and reimbursement for these products; the effectiveness of CABOMETYX and other Exelixis products in comparison to competing products; the level of costs associated with Exelixis’ commercialization, research and development, in-licensing or acquisition of product candidates, and other activities; Exelixis’ ability to maintain and scale adequate sales, marketing, market access and product distribution capabilities for its products or to enter into and maintain agreements with third parties to do so; the availability of data at the referenced times; the potential failure of cabozantinib, zanzalintinib and other Exelixis product candidates, both alone and in combination with other therapies, to demonstrate safety and/or efficacy in clinical testing; uncertainties inherent in the drug discovery and product development process; Exelixis’ dependence on its relationships with its collaboration partners, including their pursuit of regulatory approvals for partnered compounds in new indications, their adherence to their obligations under relevant collaboration agreements and the level of their investment in the resources necessary to complete clinical trials or successfully commercialize partnered compounds in the territories where they are approved; complexities and the unpredictability of the regulatory review and approval processes in the U.S. and elsewhere; Exelixis’ continuing compliance with applicable legal and regulatory requirements; unexpected concerns that may arise as a result of the occurrence of adverse safety events or additional data analyses of clinical trials evaluating cabozantinib and other Exelixis product candidates; Exelixis’ dependence on third-party vendors for the development, manufacture and supply of its products and product candidates; Exelixis’ ability to protect its intellectual property rights; market competition, including the potential for competitors to obtain approval for generic versions of Exelixis’ marketed products; changes in economic and business conditions, including as a result of the COVID-19 pandemic and other global events; and other factors discussed under the caption “Risk Factors” in Exelixis’ Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC)” on May 9, 2023, and in Exelixis’ future filings with the SEC. All forward-looking statements in this presentation are based on information available to Exelixis as of the date of this presentation, and Exelixis undertakes no obligation to update or revise any forward-looking statements contained herein, except as required by law.

Important Stockholder Information

Exelixis has filed a definitive proxy statement, containing a form of GOLD proxy card, with the SEC in connection with its solicitation of proxies for its 2023 Annual Meeting. THE COMPANY’S SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING GOLD PROXY CARD AS THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a copy of the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC without charge from the SEC’s website at: www.sec.gov.

The Company, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the 2023 Annual Meeting. Information regarding the ownership of the Company’s directors and executive officers in the definitive proxy statement for its 2023 Annual Meeting, filed with the SEC on May 1, 2023, which can be found through the SEC’s website at: www.sec.gov. Changes to such ownership have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Details concerning the nominees of the Exelixis’ Board of Directors for election at the 2023 Annual Meeting are also included in such definitive proxy statement. These documents can be obtained free of charge from the sources indicated above.

Our Strategy: Improving the Standard of Care for Cancer Patients Drives Sustainable Value Creation for Shareholders 6 TKI = tyrosine kinase inhibitor RCC = advanced renal cell carcinoma CRC = colorectal carcinoma § $1.9B+ in global net product revenue § Continue momentum as the #1 leading TKI for RCC following practice-changing CheckMate -9ER data in 2021 § Significant co-funding support from partners / collaborators, with an estimated 60% / $450M of cabo spend from 2017 – 2022 reimbursed by partners § Aggressively defend IP estate Zanzalintinib and XB002 Expand and Defend Successful CABOMETYX Franchise Rapidly Advance Wholly Owned Zanzalintinib and XB002 § Zanzalintinib currently in two pivotal Phase 3 trials for non-clear cell RCC and CRC; additional Phase 3 trials to be initiated in 2023 § Development plan informed by extensive cabozantinib experience § XB002 to enter full development in 2023, with best-in-class approach based on TIVDAK® experience § Drivers of revenue growth into the 2030s Disciplined Investment in Early- Stage Pipeline for Long-Term Growth § Capital efficient investment strategy that leverages internal capabilities and a robust external network while avoiding potentially value-destructive scale M&A § Back-end loaded option deals instead of expensive and risky acquisitions to supplement early-clinical pipeline (Cybrexa, Sairopa) § Biotherapeutics platform enabled by multiple strategic collaborationsIn-house small molecule discovery platform based on historic strengths 1 2 3 Next-Generation Biotherapeutics and Small Molecules